Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-225036 on Form S-8 and Registration Statement No. 333-192500 on Form S-8 of Vince Holding Corp. of our report dated June 11, 2020 relating to the consolidated financial statements of Contemporary Lifestyle Group LLC and Subsidiaries (not presented separately herein), appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Oak Brook, Illinois

June 11, 2020